UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2014

LILIS ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1900 Grant Street, Suite #720
Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

(303) 951-7920

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 19, 2014, Lilis Energy, Inc. (the “Company”) held its 2014 annual meeting of shareholders (the “2014 Annual Meeting”). In addition to the election of three directors, two other proposals were acted upon at the 2014 Annual Meeting, each of which is described briefly below and in detail in the Company’s definitive proxy statement for the Annual Meeting (the “Proxy Statement”). The matters voted upon and the number of votes cast for or against, as well as the number of abstentions as to such matters, were as follows:

Proposal 1: Election of Directors:

The following nominees, each of whom was nominated for election by the Company’s Board of Directors (the “Board”) and included in the Proxy Statement, were elected by the shareholders at the 2014 Annual Meeting to serve on the Board until the 2015 annual meeting of shareholders and their successors are elected and qualified:

	FOR	WITHHELD	ABSTAINED
Nuno Brandolini	16,472,174	44,493	0
Abraham Mirman	16,219,722	296,945	0
G. Tyler Runnels	16,219,687	296,980	0

Proposal 2: In an advisory vote on the compensation of the Company’s named executive officers, as described in the Proxy Statement, the compensation of the Company’s named executive officers was approved by a majority of the votes cast at the Annual Meeting:

FOR	WITHHELD	ABSTAINED
16,437,964	48,661	30,042

Proposal 3: The appointment of Marcum LLP as the Company’s independent auditor for the fiscal year ending December 31, 2014 was ratified by a majority of the votes cast at the Annual Meeting:

FOR	WITHHELD	ABSTAINED
16,515,667	1,000	0

There were no broker non-votes cast with respect to any of the proposals.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2014	LILIS ENERGY, INC.

	By:	/s/ Eric Ulwelling
Chief Financial Officer